PURCHASE AND SALE AGREEMENT

     This Purchase and Sale Agreement (the "Agreement") is made as of this 30th day of December, 1998 ("Transaction Date"), by and among , MID-CAL EXPRESS, INC., a California corporation ("Mid-Cal"), PRIME COMPANIES, INC., a Delaware corporation ("Prime"), U.S. Trucking, Inc., a Colorado corporation ("USTI").

                                   RECITALS

     A. Mid-Cal, a subsidiary of Prime, is engaged in the freight transportation industry (the "Business") primarily through the use of trucks and tractor trailers throughout the United States and the operation of a terminal facility located at 21496 Main Street, Grand Terrace, CA (the "Terminal");

     B. USTI, is also engaged in the freight transportation industry and is in the business of owning, managing and operating fleets of trucks and tractor trailers and the operation of terminal facilities throughout various areas of the United States;

     C. Mid-Cal is the lessee of a lease of the Terminal ("Mid-Cal Terminal Lease"), in which the Lessor is HCI, Inc. ("Landlord"). Landlord has agreed to terminate the Mid-Cal Terminal Lease, and to enter into a new lease of the Terminal with USTI or its nominee.

     D. Mid-Cal's operating assets include those trucks, trailers and automobiles, satellite communication equipment, office furnishings and other personal property, furnishings and equipment, whether owned outright or leased, as more fully described and scheduled in this Agreement ("Equipment"), and an inventory of vehicle fuel, tires, oil, lubricating and cooling products and other products related to the operation of the Mid-Cal business and the Equipment, as more fully described and scheduled in this Agreement ("Inventory").

     E. Mid-Cal desires to sell and USTI desires to acquire certain assets from Mid-Cal, including, without limitation, the Equipment, the Inventory, certain contracts, customer lists and other personal property as more fully described in this Agreement. Mid-Cal further desires to transfer occupancy of the Terminal to USTI and USTI desires to accept such transfer, provided, however, that the parties agree that the obligations, if any, of Mid-Cal under the Mid-Cal Terminal Lease shall not be assumed by USTI or its nominee.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties agree as follows:

                                   ARTICLE 1
                          PURCHASE AND SALE OF ASSETS

     As of the Transaction Date, Mid-Cal shall sell, transfer and convey to USTI or its nominee (all references hereinafter to USTI also shall be deemed to include its nominee), and USTI shall purchase free and clear from all claims, liens and encumbrances, except as otherwise expressly provided in this Agreement, the following described assets of Mid-Cal (collectively the "Assets"):

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
     1.1 Equipment. The Equipment as described in Exhibit "A" attached hereto and incorporated herein by this reference. Mid-Cal and Prime acknowledges footnote 1 on Exhibit "A" and agrees to be bound by the agreement noted therein.

     1.2 Inventory. The Inventory as designated in Exhibit "B" attached hereto and incorporated herein by this reference.

     1.3 Other Personal Property. The other Personal Property (including contracts and customer lists) as designated in Exhibit "C" attached hereto and incorporated herein by this reference.

                                   ARTICLE 2
                              TERMINAL OCCUPANCY

     2.1 Occupancy. On the Transaction Date, Mid-Cal shall deliver to USTI, or its nominee, the occupancy of the Terminal Lease of the Terminal, subject to USTI, or its nominee entering into a new lease of the Terminal with the Landlord, commencing as of January 1, 1999, such that Mid-Cal shall have no liability for occupancy of the Terminal from and after January 1, 1999..

     2.2 Landlord/Mid-Cal Statement. Prior to the delivery by USTI of the Stock, as described in Section 3.1 herein below, Landlord and Mid-Cal shall provide USTI with a confirmation in form acceptable to USTI that neither USTI nor its nominee has nor shall either have any obligation under the Mid-Cal Terminal Lease.

     2.3 Insurance Policies. USTI shall have the right to request that Mid-Cal shall assign, and, if so requested by USTI, Mid-Cal shall assign to USTI each and every or any insurance policy as requested by USTI insuring the lessee's interest in the Terminal and the improvements thereon, and in the event of any such assignment, the insurance premiums paid or payable by Mid-Cal shall be prorated as of the Transaction Date based on a 365-day year. USTI shall not be liable for any defaults or intentional acts or omissions occurring on or related to the Terminal during Mid-Cal's tenancy thereof or prior to the Transaction Date. On or before April 30, 1999 USTI shall deliver to Mid-Cal a payment equal to the appropriate amount of insurance prorations as provided in this Section 2.3.

                                   ARTICLE 3
                                 PURCHASE PRICE

     3.1  USTI Common Stock.   The purchase to be paid to Mid-Cal for the
Assets and Mid-Cal's interest in the Terminal Lease shall be 400,000 shares of unregistered common stock of USTI accompanied by piggy-back registration rights containing the provisions set forth in Exhibit "D" attached hereto and by this reference incorporated herein ("Stock").

                                   ARTICLE 4
                          ASSUMPTION OF LIABILITIES

     4.1 Mid-Cal's Liabilities. As of the Transaction Date USTI shall be deemed to have assumed Mid-Cal's rights and obligations under each of the Equipment loans and leases set forth, identified and described in Exhibit "E" attached hereto. By the terms of this Agreement, USTI has not assumed, will not assume and shall not be deemed to have assumed any liabilities or obligations of Mid-Cal or Prime, other than with respect to the assumption of liabilities and obligations as set forth, identified and described in Exhibit

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"E".  Mid-Cal has informed USTI that among its liabilities are obligations to
Associates Commercial in connection with these pieces of Equipment identified and described in Exhibit "F" attached hereto ("Associates Equipment"). Mid-Cal specifically acknowledges that possession of the Associates Equipment has not passed to USTI and USTI has no liability to Associates Commercial or otherwise on account of the Associates Equipment.

                                 ARTICLE 5
                             DELIVERY OF STOCK

     5.1 Delivery. On March 26, 1999, or such other date as the parties shall agree, USTI shall deliver the stock to Mid-Cal at the offices of Kaye, Scholer, Fierman, Hays & Handler, LLP, 1999 Avenue of the Stars, Suite 1600, Los Angeles, California 90067 or at such other place as the parties may agree.

                                 ARTICLE 6
                                 CONDITIONS

     6.1 Assets. The Assets described in Article 1 hereof are sold "AS IS WHERE IS." As of the Transaction Date, the Assets shall be free and clear of liens, claims and encumbrances except for the security interest, or lessor's interest, as the case may be, if any, held by the entities described in Exhibit "E" in the Equipment described therein.

     6.2 Terminal Condition. As of the Transaction Date, the premises comprising the Terminal shall be, (a) in good repair (b) suitable for occupation by USTI or its nominee and for use by USTI or its nominee for operations as a freight terminal facility, and (c) validly zoned and in compliance with appropriate building, safety and health laws to allow for the occupation and use of the Terminal for such purpose under the laws of the city and county in which the Terminal is located.

                                 ARTICLE 7
               MID-CAL AND PRIME REPRESENTATION AND WARRANTIES

     Mid-Cal and Prime represent and warrant to USTI as follows:

     7.1 Corporate Status. Mid-Cal and Prime are corporations duly organized, validly existing and in good standing, under the laws of the State of California (in the case of Mid-Cal) and Delaware (in the case of Prime).

     7.2 Authority. Mid-Cal and Prime each has full corporate power and authority to execute and deliver this Agreement and all the instruments and documents to be delivered by it pursuant to this Agreement.

     7.3 Lawsuits. No causes of action or claims for damages to persons or property have been filed and served, or, to the best of Mid-Cal's and Prime's knowledge, asserted or threatened for occurrences involving the Assets and/or the Terminal.

     7.4 Assets Free and Clear and Marketability. Mid-Cal has and, whenever required by USTI, will transfer good and marketable title to the Assets. USTI, as of April 15, 1999, will acquire good and marketable title to all of the Assets free and clear of restrictions on or conditions to transfer or assign free and clear of liens, encumbrances, mortgages, pledges, security agreements, conditional sale agreements, claims, charges, conditions or restrictions.

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     7.5  Absence of Certain Changes or Events.  Since January 1, 1998, to the
best of Mid-Cal's reasonable efforts to determine each of the following, there has not been any:

          a. Revaluation by Mid-Cal of any of the Assets, including without limitation writing down the value of inventory;

          b. Damage, destruction or loss (whether or not covered by insurance) adversely affecting the Assets;

          c. Adverse change in employee relations which has or is reasonably likely to have an adverse effect on the productivity, the financial condition or results of operation of the Assets;

          d. Mortgage, pledge or other encumbrance of any Assets, except as set forth on Exhibit "E";

          e. Existence of any other event or condition which in any one case or in the aggregate has or might reasonably be expected to have an adverse effect on the Assets; or

          f. Agreement by Mid-Cal or Prime, as the case may be, to do any of the things described in the preceding clauses (a) through (e) other than as expressly provided for herein.

     7.6 Contracts and Commitments. Neither Mid-Cal nor Prime, acting for Mid-Cal is presently a party to any of the following:

               (a)  Contracts not made in the ordinary course of business;

               (b) Employment contracts and severance agreements, including without limitation, Contracts that will result in the payment by, or the creation of any liability to pay on behalf of USTI or Mid-Cal or Prime any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

               (c)  Labor or union contracts;

               (d) Distribution, franchise, technical assistance, sales, commission, consulting, agency or advertising contracts related to the Assets and which are not cancelable on thirty (30) calendar days notice;

               (e) Options with respect to any property, real or personal, whether Mid-Cal shall be the grantor or grantee thereunder; and

               (f) Contracts containing covenants limiting the freedom of Mid-Cal or any of its successors to engage in the line of business of Mid-Cal or compete with any person.

     7.7 Laws/Zoning. To the best of Mid-Cal's and Prime's knowledge, the Terminal and the use and occupancy of such property by Mid-Cal or USTI or its nominee is not in violation of applicable federal, state or local statutes, laws, regulations (including, without limitation, any applicable building, zoning, or other law, ordinance or regulation) affecting its properties or the operation of its business. The Terminal is properly zoned in order to enable the business now conducted at such location lawfully.

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
     7.8 Investment Intention; No Resales. Mid-Cal is acquiring the Stock for investment solely for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof. Mid-Cal agrees and acknowledges that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any shares of the Stock, or solicit any offers to purchase or otherwise acquire or take a pledge of any shares of the Stock, unless such offer, transfer, sale, assignment pledge, hypothecation or other disposition complies with the provisions of this Agreement (including the provisions set forth in Exhibit "D" hereto) and (i) such transfer, sale, assignment, pledge or hypothecation or other disposition is pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") and has been registered under all applicable state securities or "blue sky" laws or (ii) Mid-Cal shall have furnished the Company with a written opinion in form and substance reasonably satisfactory to the Company of counsel reasonably satisfactory to the Company to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and all applicable state securities or "blue sky" laws.

     7.9 Restrictive Legend. Each certificate representing shares of Stock which is issued to Mid-Cal on or after the date hereof shall bear the following legend on the face thereof:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR WITH THE SECURITIES COMMISSION OF ANY STATE UNDER ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENT OF THOSE SECURITIES LAWS (UPON PROVISION OF INVESTMENT LETTERS AND, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL, EACH IN FORM SATISFACTORY TO THE COMPANY).

     7.10 Stock Unregistered. Mid-Cal acknowledges and represents that it has been advised by the Company that:

          a. The acquisition of the Stock has not been registered under the Securities Act;

          b. The Stock must be held and Mid-Cal must continue to bear the economic risk of the investment in the Stock until (i) the Stock is registered pursuant to an effective registration statement under the Securities Act and all applicable state securities laws or (ii) an exemption from such registration is available;

          c. When and if shares of the Stock may be disposed of without registration under the Securities Act in reliance on Rule 144, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule;

          d. If the Rule 144 exemption is not available, public offer or sale of the Stock without registration will require compliance with some other exemption under the Securities Act;

          e. A restrictive legend in the form set forth section 7.9 above shall be placed on the certificates representing the Stock; and

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
          f. A notation shall be made in the appropriate records of the Company indicating that the Stock is subject to restrictions on transfer, and appropriate stop-transfer instructions will be issued to the Company's transfer agent with respect to the Stock.

     7.11 Information Accurate. Based upon Mid-Cal's reasonable efforts to determine such truth, accuracy and completeness, (i) all of the information, documents, schedules and exhibits supplied by Mid-Cal and Prime to USTI pursuant to this Agreement are true, accurate and complete, to the best of Mid-Cal's knowledge, and (ii) none of the representations or warranties made by Mid-Cal and Prime or made in any of the exhibits furnished or to be furnished under this Agreement contains or will contain any untrue statement of a material fact, or omit any material fact, the omission of which would be misleading.

                                  ARTICLE 8
                     USTI REPRESENTATIONS AND WARRANTIES

     USTI represents and warrants to Mid-Cal and Prime as follows:

     8.1 Corporate Status. USTI is a corporation duly organized, validly existing and in good standing, under the laws of the State of Colorado.

     8.2 Authority. USTI has full corporate power and authority to execute, deliver and perform all the terms and provisions of this Agreement and all instruments and documents to be delivered by it pursuant to the terms of this Agreement.

                                 ARTICLE 9
                             INDEMNIFICATION

     9.1 Survival of Representations and Warranties. All of the representations and warranties of Mid-Cal and Prime contained in this Agreement shall survive the Transaction Date and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

     9.2  Indemnification.

          a. In the event Mid-Cal or Prime breaches any of its representations, warranties and covenants contained in this Agreement, then Mid-Cal or Prime, as the case may be, agrees to indemnify USTI from and against the entirety of any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses and fees, including court costs and reasonable attorneys' fees and expenses (collectively, "Adverse Consequences") USTI may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach).

          b. Mid-Cal and Prime, as the case may be, agree to indemnify USTI from and against the entirety of any Adverse Consequences USTI may suffer resulting from, arising out of, relating to, in the nature of, or caused by:




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
                    (i) any liability or obligation of Mid-Cal which is not assumed by USTI as set forth on Exhibit "E" pursuant to Section 4.1 (including any liability of Mid-Cal or Prime that becomes a liability or obligation of USTI under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, under any environmental, health and safety requirements, or otherwise by operation of law); or

                    (ii) any liability for unpaid taxes with respect to any taxable year or portion thereof ending on or before the Transaction Date (or for any taxable year beginning before and ending after the Transaction Date to the extent allocable to the portion of such period beginning before and ending on the Transaction Date).

                                  ARTICLE 10
                                   NOTICES

     10.1 Notices. Any notice, consent or other communication required or permitted by this Agreement shall be in writing and delivered in person, or sent by certified mail, return receipt requested, or by private courier or similar service furnishing proof of delivery to Mid-Cal, Prime or USTI as the case may be, addressed as follows:

     If to Mid-Cal and/or Prime:

               David Lefkowitz
               Prime Companies, Inc.
               155 Montgomery Street, Suite 406
               San Francisco, CA 94104-4109

     With a copy to:

               Alan Broidy, Esq.
               1999 Avenue of the Stars, Suite 2700
               Los Angeles, CA 90067

     And an additional courtesy copy to:

               David A. Tilem, Esq.
               Tilem & White LLP
               701 North Brand Boulevard, Suite 440
               Glendale, California  91203

     If to USTI:

               Anthony Huff
               U.S. Trucking, Inc.
               Transportation Services Company
               10602 Timberwood Circle, Suite #9
               Louisville, KY 40223

               Danny Pixler
               Gulf Northern Transport, Inc.
               3125 Ashley Phosphate Road, Suite 128
               North Charleston, SC 29418

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
     With a copy to:

               Kaye, Scholer, Fierman, Hays & Handler, LLP
               Attention: Ronald L. Leibow
               1999 Avenue of the Stars, Suite 1600
               Los Angeles, CA 90067

or to such other address or to the attention of such other person as may be designated by written notice to the other parties.

                                  ARTICLE 11
                                 MISCELLANEOUS

     11.1 Further Assurances. Each of the parties hereto agrees to use its best efforts to obtain, and will cooperate with the other in obtaining, all approvals, consents and permissions required to be obtained by the terms hereof and to cause the satisfaction of all other conditions to its obligations. Mid-Cal, Prime and USTI agree to execute and deliver any and all instruments, agreements and other documents reasonably necessary to effect the transactions contemplated by this Agreement.

     11.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     11.3  Employee Matters.

          a. Employees of Mid-Cal and/or Prime. USTI shall have no obligation to hire any employee of Mid-Cal and/or Prime. An employee of Mid-Cal and/or Prime who accepts an offer of employment from USTI shall become an employee of USTI on the date such person reports to work for USTI.

          b. Final Payroll. Mid-Cal or Prime, as the case may be, shall pay the amount of salaries, wages and benefits earned through the Transaction Date by each employee of Mid-Cal and/or Prime who may become an employee of USTI on the Transaction Date.

     11.4 Expenses. Each of the parties will pay its own legal and accounting fees and other expenses incurred in the preparation of this Agreement and the performance of any of the terms and provisions of this Agreement.

     11.5 No Brokers. None of the parties to this Agreement was represented by any agent or broker in connection with any transaction which is a part of this Agreement. The parties agree that no agent or broker fees shall be paid in connection with this Agreement.



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     11.6  Successors and Assigns.  This Agreement shall bind and inure to the benefit of the parties hereto and their respective legal representatives and permitted successors and assigns. This Agreement shall not be assignable without the written consent of the other parties; provided, however, the consent of Mid-Cal and Prime shall not be required to an assignment by USTI to a corporation, partnership or other entity that is wholly-owned by USTI.

     11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     11.8 Captions. The captions used herein are for convenience only and are of no effect in interpretation of or construction of any provision of this Agreement.

     11.9 No Third Party Beneficiaries. Nothing in this Agreement shall entitle any person other than the parties hereto and their respective successors and assigns permitted hereby to any claim, cause of action, remedy or right of any kind.

     11.10 Costs and Fees Incurred in Enforcement. In any legal action or arbitration or other proceedings brought for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and all other costs incurred in connection with pursuing such action or proceeding in addition to any other relief to which the parties may be entitled.

     11.11 Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, it is the intention of the parties that such invalidity, illegality or unenforceability shall neither impair or affect the remaining provisions of this Agreement.

     11.12 Counterparts. This Agreement may be executed in a number of identical counterparts, all of which shall constitute collectively one Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its officers there unto duly authorized, as of the date, month and year first above written.

                                   PRIME COMPANIES, INC.
                                   a Delaware corporation


                                   By/s/ Irving Pfeffer
                                     Its duly authorized representative


                                   MID-CAL EXPRESS
                                   a California corporation



                                   By/s/ David Lefkowitz
                                     Its duly authorized representative




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
                                   U.S. TRUCKING, INC.
                                   a Colorado corporation


                                   By/s/ Dan Pixler
                                     Its duly authorized representative

















































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
                              LIST OF EXHIBITS

Exhibit "A"          EQUIPMENT

Exhibit "B"          INVENTORY

Exhibit "C"          OTHER PERSONAL PROPERTY

Exhibit "D"          PIGGY BACK REGISTRATION RIGHTS

Exhibit "E"          LIENS AND ENCUMBRANCES ON EQUIPMENT

Exhibit "F"          ASSOCIATED EQUIPMENT

                                EXHIBIT "D"

                       REGISTRATION RIGHTS AGREEMENT


     REGISTRATION RIGHTS AGREEMENT dated as of April 15, 1999, by and between
U. S. Trucking, Inc., a Colorado corporation (the "Company") and Mid-Cal Express, Inc., a California corporation (the "Shareholder") which is a wholly-owned subsidiary of Prime Companies, Inc., a Delaware corporation ("Prime").

                             W I T N E S S E T H

     WHEREAS, pursuant to the Purchase and Sale Agreement dated as of December 30, 1998, by and among the Shareholder, Prime and the Company, the Company (the "Purchase Agreement") will acquire certain assets from the Shareholder (the "Purchase") for aggregate consideration of 400,000 shares of the Company's common stock, no par value ("Common Stock");

     WHEREAS, the Purchase Agreement provides that the Shareholder will have certain piggyback registration rights and it is a condition to the consummation of the Purchase that the Shareholder and the Company enter into this Registration Rights Agreement.

     NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                 ARTICLE I
                                DEFINITIONS

     1.1 Defined Terms. Capitalized terms used herein but not otherwise defined have the meanings given to such terms in the Purchase Agreement.

     "Closing" means the consummation of the transactions contemplated by the Purchase Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder as the same may be amended from time to time.

     "Person" means any individual, partnership, joint venture, corporation, limited liability company, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or any department or agency thereof or other entity of any nature whatsoever.

     "Restricted Shares" means Shares of Shareholder Common Stock that are not (i) covered by a registration statement declared effective under the Securities Act by the SEC or (ii) eligible for distribution to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or otherwise without registration under the Securities Act.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder as the same may be amended from time to time.

     "Shareholder Common Stock" means the 400,000 shares of Common Stock issuable to the Shareholder under the terms and conditions of the Purchase Agreement.

                                ARTICLE II
                           REGISTRATION RIGHTS

     2.1 Right to Include Securities. If at any time after the Closing Date, the Company proposes to register any shares of its Common Stock under the Securities Act on Forms S-1, S-2 or S-3 or any successor or similar forms (except for registrations on such forms solely for registration of Common Stock in connection with any warrant, option, employee benefit or dividend reinvestment plan), whether or not for sale for its own account, it will each such time as soon as practicable give written notice of its intention to do so to the Shareholder. Upon the written request (which request shall specify the total number of Restricted Shares intended to be disposed of by the Shareholder) of the Shareholder made within 15 days after the receipt of any such notice (10 days if the Company gives telephonic notice with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date), the Company will use all reasonable efforts to effect the registration under the Securities Act of all Restricted Shares held by the Shareholder which the Company has been so requested to register for sale in the manner initially proposed by the Company. If the Company thereafter determines for any reason in its sole discretion not to register or to delay registration of the Common Stock, the Company may, at its election, give written notice of such determination to the Shareholder and (i) in the case of a determination not to register, shall be relieved of the obligation to register any Restricted Shares in connection with such registration and
(ii) in the case of a determination to delay registering, shall be permitted to delay registering any Restricted Shares for the same period as the delay in registration of such other securities.

     2.2 Priority in Incidental Registration. In a registration pursuant to this Article II, if the managing underwriter of any underwritten offering shall inform the Company by letter of its belief that the number of Restricted Shares to be included in such registration would adversely affect its ability to effect such offering, then the Company will be required to include in such registration only that number of Restricted Shares which it is so advised should be included in such offering. Restricted Shares proposed by the Company to be registered for issuance by the Company or for sale by third parties exercising "demand" registration rights shall have the first priority and all other shares of Common Stock to be registered, including any and all shares of Shareholder Common Stock shall be given second priority without preference among the relevant holders.

     2.3 Custody Agreement and Power of Attorney. Upon delivering a request under Section 3.1 of this Article II, the Shareholder will, if requested by the Company, execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to the Company with respect to the shares of Shareholder Common Stock to be registered pursuant to this Article II (a "Custody Agreement and Power of Attorney"). The Custody Agreement and Power of Attorney will provide, among other things that the Shareholder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such Shareholder Common Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Shareholder's agent and

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
attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Shareholder's behalf with respect to the matters specified therein. The Shareholder shall also execute such other agreements as the Company may request to further evidence the provisions of this Article II.

     2.4 Registration Procedures. In connection with the Company's obligations pursuant to this Article II, the Company will use its reasonable best efforts to effect such registration and the Company will promptly:

          (a) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of shares of Common Stock covered by such registration statement for such time as the Company, the Shareholder or any underwriter is required under the Securities Act to deliver a prospectus in accordance with the intended methods of disposition by the sellers of Common Stock set forth in such registration statement or supplement to such prospectus;

          (b) furnish to the Shareholder and the managing underwriter, if any, at least one executed original of the registration statement and such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits) such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act as may reasonably be requested by the Shareholder;

          (c) notify the Shareholder and the managing underwriter, if any, promptly, and confirm such advice in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to a registration statement or related prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the registered securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event or information becoming known which requires the making of any changes in a registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (vi) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate;

          (d) upon the occurrence of any event contemplated by clause (d)(v) above, prepare a supplement or post-effective amendment to the applicable registration statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the securities being sold thereunder, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

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          (e)  otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to the Shareholder an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, no later than 90 days after the end of any 12-month period beginning after the effective date of a registration statement pursuant to which Restricted Shares are sold, which statement shall cover such 12-month period;

          (f) cooperate with the Shareholder and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Restricted Shares to be sold; and enable such Restricted Shares to be in such denominations and registered in such names as the Shareholder or the managing underwriters, if any, may request at least two business days prior to any sale of Restricted Shares to the underwriters;

          (g) use its reasonable best efforts to cause the Restricted Shares covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Shareholder or the underwriters, if any, to consummate the disposition of such Restricted Shares;

          (h) cause all Restricted Shares covered by the registration statement to be listed on each securities exchange, if any, or Nasdaq, on which securities of such class, series and form issued by the Company, if any, are then listed or traded; and

          (i) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD") and in the performance of any due diligence investigation by any underwriter (including any qualified independent underwriter that is required to be retained in accordance with the rules and regulations of the NASD).

     The Company may require the Shareholder to furnish to the Company such information regarding the Shareholder and the distribution of such securities as the Company may from time to time reasonably request in writing in order to comply with the Securities Act.

     The Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(d)(ii),
(iii), (iv), (v) or (vi) hereof, it will forthwith discontinue disposition pursuant to such registration statement of any Restricted Shares covered by such registration statement or prospectus until its receipt of the copies of the supplemented or amended prospectus relating to such registration statement or prospectus or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed and, if so directed by the Company, will deliver to the Company all copies, other than permanent file copies then in their possession, of the prospectus covering such securities in effect at the time of receipt of such notice. The Shareholder agrees to furnish the Company a signed counterpart, addressed to the Company and the underwriters, if any, of an opinion of counsel covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of selling stockholder's counsel delivered to the underwriters in underwritten public offerings of securities (and dated the dates such opinions are customarily dated) and such other legal matters as the Company or the underwriters may reasonably request.


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
     2.5 Incidental Underwritten Offerings. If the Company at any time proposes to register any shares of its common stock under the Securities Act as contemplated by Section 2.1 and such shares are to be distributed by or through one or more underwriters, the Company and the Shareholder shall be parties to the underwriting agreement between the Company and such underwriters. The Company may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of the Shareholder to and for the benefit of such underwriters shall also be made to and for the benefit of the Company.

     2.6 Limitations, Conditions and Qualifications to Obligations under Registration Covenants. The obligations of the Company to use its reasonable efforts to cause the Restricted Shares to be registered under the Securities Act are subject to each of the following limitations, conditions and qualifications:

          (a) The Company shall be entitled to postpone the filing or effectiveness of, or suspend the rights of the Shareholder to make sales pursuant to, any registration statement otherwise required to be prepared, filed and made and kept effective by it hereunder if the Board of Directors of the Company determines that (i) there is a material undisclosed development in the business or affairs of the Company (including any pending or proposed financing, recapitalization, acquisition or disposition), the disclosure of which at such time could be adverse to the Company's interests or (ii) the Company has filed a registration statement with the SEC, such registration statement has not yet been declared effective, the Company is using its reasonable efforts to have such registration statement declared effective, and the underwriters with respect to such registration advise that such registration would be adversely affected. If the Company shall so delay the filing of a registration statement, it shall, reasonably promptly notify the Shareholder of such determination.

          (b) The Company's obligations shall be subject to the obligations of the Shareholder, which the Shareholder hereby acknowledges, to furnish all information and materials and to take any and all actions as may be required under applicable federal and state securities laws and regulations to permit the Company to comply with all applicable requirements of the SEC and to obtain any acceleration of the effective date of such registration statement.

          (c) The Company shall not be obligated to cause any special audit to be undertaken in connection with any registration pursuant hereto unless such audit is requested by the underwriters with respect to such registration.

          (d) If requested by the Company, Shareholder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Shareholder Common Stock (other than in accordance with Section 2.1) within 90 days before or 180 days after the effective date of a registration statement filed pursuant to Section 2.1.

     2.7 Expenses. The Company will pay all out-of-pocket costs and expenses incurred in connection with each registration of Restricted Shares pursuant to Section 2.1 of this Agreement, including, without limitation, any and all filing fees payable to the SEC, fees with respect to filings required to be made with stock exchanges, Nasdaq and the NASD, the fees and expenses of compliance with state securities or blue sky laws, printing expenses, fees and disbursements of counsel and accountants of the Company, including costs


                                     5
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associated with comfort letters, and fees and expenses of other Persons retained by the Company. The Shareholder will be responsible for the payment of all discounts, commissions and fees of underwriters and expenses of selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Restricted Shares being registered and legal expenses.

     2.8 Participation in Underwritten Registrations. The Shareholder may not participate in any underwritten registration hereunder unless the Shareholder (a) agrees to sell the Restricted Shares on the basis provided in and in compliance with any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and to comply with Regulation M under the Exchange Act, and (b) completes and executes all questionnaires, appropriate and limited powers-of-attorney, escrow agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided that all such documents shall be consistent with the provisions hereof.

                                 ARTICLE III
                                MISCELLANEOUS

     3.1 Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives and successors. This Agreement shall not be assignable by the Shareholder without the prior written consent of the Company.

     3.2 Amendment; Waiver. This Agreement may be amended only by a written instrument signed by the parties hereto. No waiver by either party hereto of any of the provisions hereof shall be effective unless set forth in a writing executed by the party so waiving.

     3.3 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express) and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

          (a)  if to the Company, addressed to:

               U.S. Trucking, Inc.
               10602 Timberwood Circle, Suite #9
               Louisville, Kentucky 40223
               Attn: Anthony Huff

          (b)  If to the Shareholder, addressed to:

               Mid-Cal Express, Inc.
               155 Montgomery Street, Suite 406
               San Francisco, California 94104-4109
               Attn: David Lefkowitz




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     3.4  Governing Law.  This Agreement shall be governed by and construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California without regard to choice of law principles hereof.

     3.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     3.6 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     3.7 Cumulative Remedies. All rights and remedies of the party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                 U.S. TRUCKING, INC.,
                                 a Colorado corporation


                                 By:/s/ Dan Pixler
                                    Name:  Dan Pixler
                                    Title:

                                 SHAREHOLDER:

                                 MID-CAL EXPRESS,
                                 a California corporation


                                 By:/s/ David Lefkowitz
                                    Name:  David Lefkowitz
                                    Title:

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